UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 24, 2005

IDX SYSTEMS CORPORATION

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(Exact Name of Registrant as Specified in Charter)

Vermont (State or other juris- diction of incorporation	0-26816 (Commission File Number)	03-0222230 (IRS Employer Identification No.)

40 IDX Drive, South Burlington, VT (Address of principal executive offices)	05403 (Zip Code)

Registrant’s telephone number, including area code: 802-862-1022

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 24, 2005, the stockholders of IDX Systems Corporation (“IDX” or the “Company”) approved the Company’s 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan is intended to replace the Company’s 1995 Stock Option Plan (the “1995 Plan”), which expires in September 2005. The 2005 Plan allows the Company to grant incentive stock options, stock appreciation rights, non-statutory stock options, restricted stock awards and other stock based awards to employees, officers, directors, consultants and advisors of the Company. Awards may be made under the plan for the number of shares that is equal to 1,020,316 shares of common stock plus the number of shares remaining in the 1995 Plan upon its expiration. The 2005 Plan, attached as Appendix B to the Company’s Schedule 14A (Definitive Proxy Statement) filed on April 21, 2005 is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

On May 24, 2005, the stockholders of IDX also approved an amendment to the Company’s 1995 Employee Stock Purchase Plan (“ESPP”) to increase the number of shares available thereunder from 2,100,000 to 2,600,000 and to authorize the Board of Directors to determine the purchase price of shares purchased under the ESPP (provided that the purchase price will be at least 85% of the closing price of the common stock on the date on which the purchase price is determined.) The amendment to the ESPP, attached as Appendix C the Company’s Schedule 14A (Definitive Proxy Statement) filed on April 21, 2005, is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2005	IDX SYSTEMS CORPORATION
	By:	/s/ John A. Kane John A. Kane Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	IDX Systems Corporation 2005 Stock Incentive Plan. (a)
99.2	IDX Systems Corporation 1995 Employee Stock Purchase Plan. (a)

(a) Incorporated herein by reference to the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders
on Schedule 14A, as filed with the Securities and Exchange Commission on April 21, 2005.